Exhibit 4.8

QUALIGEN THERAPEUTICS, INC.

WARRANT TO PURCHASE

Common STOCK

______, 2020

The book-entry for this uncertificated Warrant evidences that, for good and valuable consideration received, ______ or any person to whom this Warrant may be transferred (in compliance with the assignment restrictions hereof) and who has become a registered holder of this Warrant (such holder (either the original holder or such transferee), the “Holder”) is entitled to subscribe for and purchase from Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), _____________ fully paid and non-assessable shares of the Common Stock, $0.001 par value per share (“Common Stock”), of the Company, at a Warrant exercise price of $____ per share (the “Exercise Price”).

This Warrant is the Warrant issued to the Holder in exchange for the corresponding “Series C Preferred Stock Warrant” which had been issued on __________, 20__ by Qualigen, Inc. and which corresponding “Series C Preferred Stock Warrant” (as previously adjusted through the time of the merger) had been assumed by the Company pursuant to a May 22, 2020 merger involving Qualigen, Inc. By accepting this Warrant, the Holder acknowledges that such corresponding Qualigen, Inc. “Series C Preferred Stock Warrant” is no longer exercisable, and that such corresponding “Series C Preferred Stock Warrant” has instead been replaced by this Warrant.

This Warrant is fully vested and may be exercised in whole or in part at any time or from time to time until 5:00 p.m., San Diego, California time, on _____, 20__.

This Warrant is subject to the following provisions, terms and conditions.

1. Exercise. The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by written notice of exercise delivered to the Company at the principal office of the Company and upon payment to it by check of the aggregate Exercise Price for such shares. Because this Warrant is uncertificated, physical surrender of this Warrant is not required.

2. Issuance of Common Stock. The Company agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been duly exercised and payment made for such shares as aforesaid. Book-entries for the shares of Common Stock so purchased shall be promptly made in favor of the holder hereof and in no event later than five (5) business days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new book-entry for a Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be made in favor of the holder hereof within such time.

3. Covenants of Company. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock and Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Antidilution Adjustments. The above provisions are, however, subject to the following:

(a) In the event the outstanding shares of Common Stock shall be subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the applicable Exercise Price in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, combination, dividend or other distribution, be proportionately adjusted.

(b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company’s assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock (such stock, securities or assets being hereinafter referred to as “substituted property”) with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, such substituted property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any substituted property thereafter purchasable and receivable upon the exercise of this Warrant.

(c) In the event the Company at any time after the date hereof makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than dividends or distributions described in Section 4(a) of this Warrant), then and in each such event thereafter the holder of this Warrant upon the exercise thereof will be entitled to receive the number of shares of Common Stock purchased at the Exercise Price then in effect, and, in addition and without payment therefor, the amount of securities of the Company that such holder would have received had such holder exercised this Warrant on the date of such event.

(d) In the event of any taking by the Company after the date hereof of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, any capital reorganization of the Company, any reclassification or re-capitalization of the Company’s capital stock, any consolidation or merger with or into another Company, any transfer of all or substantially all of the assets of the Company or any dissolution, liquidation or winding up of the Company, the Company shall endeavor to mail to the Warrant holder at least twenty (20) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or any of the other events listed above.

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(e) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which any holder would otherwise be entitled upon exercise of this Warrant, the Company shall pay cash equal to such fraction multiplied by the then effective Exercise Price.

5. Common Stock. As used herein, the term “Common Stock” shall mean and include the Company’s presently authorized shares of Common Stock. However, the shares purchasable pursuant to this Warrant shall include shares designated as Common Stock of the Company on the date of original issue of this Warrant or, in the case of any reorganization, reclassification, consolidation or merger provided for in Section 4(b) above, the stock, securities or assets provided for in such paragraph.

6. No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

7. Cashless Exercise of Warrant. At the option of the holder of this Warrant, this Warrant may be exercised by means of a “cashless exercise”, by delivering to the Company a written notice of cashless exercise of this Warrant, in which event the Company shall issue to the holder of this Warrant the number of Shares determined as follows:

X= Y {(A-B)/A}

where:

X = the number of Shares to be issued to the holder of this Warrant.

Y = the number of Shares with respect to which this Warrant is being exercised.

A = the Fair Market Value on the Exercise Date.

B = the Exercise Price.

Fair Market Value shall be determined (i) by reference to the current market price based upon the last sales price, or bid price if there was no sale, if the Common Stock is publicly traded or (ii) by the Board of Directors of the Company acting in good faith if the Common Stock is not publicly traded, of a single share of Common Stock, determined in each case as of the close of business on the date of exercise of the Warrant. All other provisions of the Warrant shall apply to any such cashless exercise of the Warrant pursuant to the terms of this Section 7.

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8. Miscellaneous.

(a) This Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of the Assignment form (attached hereto) properly completed and endorsed. Each holder of this Warrant, by taking or holding the same, consents and agrees that the Company may treat the registered holder hereof as the owner for all purposes.

(b) This Warrant shall be governed by and construed in accordance with the laws of the State of California.

(c) As a condition to any exercise of this Warrant, the Holder agrees to make adequate provision (as determined by the Company in its discretion) for federal, state or other tax withholding obligations, if any, which arise upon the exercise of this Warrant, whether by withholding, direct payment to the Company, or otherwise.

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FORM OF ASSIGNMENT

(to be signed only upon assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ this Warrant, and appoints the Secretary of the Company or other authorized officer to transfer this Warrant on the books of the Company with the full power of substitution in the premises.

Dated:___________________

In the presence of:

Signature:__________________________________

Note: The signature must conform in all respects to the

name of the holder as written on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner.

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SUBSCRIPTION FORM

To be Executed by the Holder of this Warrant if such Holder

Desires to Exercise this Warrant in Whole or in Part:

To:	Qualigen Therapeutics, Inc. (the “Company”)

The undersigned ___________________

[Please insert Social Security or other identifying number of Subscriber:

_________________________]

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ___________________ shares of the Common Stock provided for therein and tenders payment herewith to the order of the Company in the amount of $___________________, such payment being made as provided on the face of this Warrant.

The undersigned requests that book-entry positions for such shares of Common Stock be issued as follows:

Name:	________________________________________________

Address:	________________________________________________

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the book-entry position of the undersigned.

Dated:_____________________________

Signature:__________________________________
Note: The signature must conform in all respects to the name of the holder as written on the face of this Warrant without alteration, enlargement or any change whatsoever.

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